Exhibit 99.1

Bonanza Creek Energy Announces Significant Wattenberg Field Acquisition, New 40-Acre Spacing Results, White Cliffs Firm Transport Agreement and Borrowing Base Increase

DENVER, May 22, 2014 — Bonanza Creek Energy, Inc. (NYSE: BCEI) today announced the Company has entered into a definitive purchase agreement with a privately held company to acquire additional leasehold interests in Weld County, Colorado, in the Wattenberg Field. The Company also announced new 40-acre spacing results in the Niobrara B bench, an agreement to secure dedicated space on the White Cliffs pipeline and an increased borrowing base on its revolving credit facility.

Wattenberg Field Acquisition

Bonanza Creek agreed to pay $175.5 million in cash and issue up to 1.1 million shares of stock for assets that consist of approximately 86,400 gross (34,600 net) acres and net production of approximately 700 Boe/d (85% oil). The average working interest in the acquired properties is 40%, however just over 23,000 net acres have average working interests of 63%. The transaction is subject to customary closing conditions and is expected to close early in the third quarter with an effective date of June 1, 2014.

Marvin Chronister, Bonanza Creek’s interim President and Chief Executive Officer, commented “We are very excited about this acquisition as it nearly doubles our acreage in the Wattenberg Field to more than 70,000 net acres. These assets represent a natural bolt-on that fits with the high priority criteria we seek in all potential acquisitions: predictability, alignment with core areas and competencies, accretive to shareholders and pro forma capital structure that remains within our stated leverage tolerances. We are pleased to offer our stockholders this opportunity for increased exposure to this highly economic basin and improved confidence that we have the development inventory to maintain top tier production growth well into the future.”

Bill Cassidy, Bonanza Creek’s Executive Vice President and Chief Financial Officer, added “The cash portion of this transaction will be funded with cash on hand and borrowings under our revolving credit facility which is currently undrawn. Pro forma for this transaction, we expect that our balance sheet will continue to be strong and flexible with net debt-to-EBITDAX remaining below 2.0x. We plan to issue updated guidance to adjust for the impacts of this transaction once the acquisition is closed.”

The acquisition features two largely contiguous asset positions to the north and south of and adjacent to the Company’s existing leasehold, which provides opportunities to leverage current infrastructure and our operational expertise in this area. The northern block of acreage which directly offsets the Wells Ranch development area, consists of approximately 25,700 net acres, of which 8,700 net acres are held by production. The southern block of acreage is defined by approximately 8,900 net acres, of which 4,600 net acres are held by production.

The Company believes that the acquired assets would support an estimated 1,700 gross (700 net) 3P locations in the Niobrara B and C Benches and the Codell formation based on initial spacing assumptions of 80 acres in the Niobrara B and C Benches and 160 acres in the Codell.  When combined with the Company’s previously disclosed 3P inventory of just over 1,800 gross (1,300 net) locations as of year-end 2013, pro forma 3P locations in the Wattenberg Field total an estimated 3,500 gross (2,000 net)—representing a drilling inventory of 25 years based on current activity levels.

Pro Forma Wattenberg Acreage Map

Niobrara 40-Acre Spacing and 28-Stage Completion Results

The Company also reported its strongest average initial production rate on 40-acre spaced Niobrara B Bench wells. Four wells, alternating 18 and 28 stage completions, reported a per well average of 477 Boe/d for the first thirty days of production. This result represents a 25% improvement over Pad 2 in the Super-Section in which all wells were completed with 18 stages.

This follows a two well 80-acre pad testing a 28-stage completion offsetting a traditional 18-stage completion. The average initial 30 day production rate for each of these two wells was approximately 500 Boe/d.  The average 90 day production rate for the 28-stage completion was approximately 14% higher than its 18-stage counterpart at 422 Boe/d.

The Company is encouraged by the progress being made towards further de-risking of downspacing and stacking between benches through the optimization of completion techniques. Continued testing of these and other concepts will be ongoing through 2014.

White Cliffs Pipeline Agreement

Bonanza Creek secured space on the White Cliffs pipeline in the amount of 15,000 Bbl/d (gross) starting in August 2014 and increasing to 18,000 Bbl/d (gross) in January 2015. This is a five year commitment and provides flow assurance for the Company’s Wattenberg Field barrels while locking in an attractive wellhead netback. The price at the lease for these barrels will be NYMEX less $9.20, which includes marketing fees, pipeline adjustments and all transportation costs.

Borrowing Base Increase

Bonanza Creek also announced today that its credit facility has been increased from $600 million to $1 billion, and the approved borrowing base under the facility has been increased to $525 million pursuant to the completion of its semi-annual redetermination. This represents a $75 million increase over the Company’s previous borrowing base of $450 million. The Company elected to limit bank commitments to $400 million while reserving the option to access, at the Company’s request, the full $525 million prior to the next semi-annual redetermination. In addition, the effective interest rate on future borrowings under the credit facility was reduced by 0.25%.

About Bonanza Creek Energy, Inc.

Bonanza Creek Energy, Inc. is an independent oil and natural gas company engaged in the acquisition, exploration, development and production of onshore oil and associated liquids-rich natural gas in the United States. The Company’s assets and operations are concentrated primarily in the Rocky Mountains in the Wattenberg Field, focused on the Niobrara oil shale, and in southern Arkansas, focused on the oily Cotton Valley sands. The Company’s common shares are listed for trading on the NYSE under the symbol: “BCEI.” For more information about the Company, please visit www.bonanzacrk.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements include statements regarding expectations related to the closing and funding of the Wattenberg Field acquisition, the Company’s downspacing and stacking results and drilling and development program. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including the following: changes in natural gas, oil and NGL prices; general economic conditions, including the performance of financial markets and interest rates; drilling results; shortages of oilfield equipment, services and personnel; operating risks such as unexpected drilling conditions; ability to acquire adequate supplies of water; risks related to derivative instruments; and access to adequate gathering systems and pipeline take-away capacity. Further information on such assumptions, risks and uncertainties is available in the Company’s SEC filings. We refer you to the discussion of risk factors in our Annual Report on Form 10-K for the year ended December 31, 2013 and other filings submitted by us to the Securities Exchange Commission. The Company’s SEC filings are available on the Company’s website at www.bonanzacrk.com and on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, including guidance, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information, please contact:

Mr. Ryan Zorn

Vice President — Finance & Treasurer

720-440-6172

Mr. James Masters

Investor Relations Manager

720-440-6121